CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,185,000	$272.03

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933

January 2018 Registration Statement No. 333-212571 Pricing Supplement dated January 29, 2018 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Contingent Income Auto-Callable Securities due August 3, 2020

Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the EURO STOXX® Banks Index

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to 2.5375% of the stated principal amount with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing level of either underlier is less than 80% of its initial underlier value, which we refer to as a coupon barrier level, on any scheduled trading day during that determination period. In addition, if the closing level of each underlier is greater than or equal to its initial underlier value on any determination period-end date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if on any determination period-end date the closing level of either underlier is less than its initial underlier value, the securities will not be redeemed. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Because all payments on the securities are based on the worse performing of the underliers, a decline in the closing level of either underlier below its coupon barrier level on any scheduled trading day during most or all of the determination periods will result in few or no contingent quarterly payments, and a decline in the closing level of either underlier below its downside threshold level on the final determination date will result in a significant loss of your investment, in each case, even if the other underlier appreciates or has not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of either underlier even though investors will be exposed to the depreciation in the value of the worse performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worse performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>”) (the “SX5E Index”) and EURO STOXX® Banks Index (Bloomberg ticker symbol “SX7E<Index>”) (the “SX7E Index”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$2,185,000
Stated principal amount:	$1,000 per security
Initial issue price:	$1,000 per security (see “Commissions and initial issue price” below)
Pricing date:	January 29, 2018
Original issue date:	February 1, 2018
Maturity date†:	August 3, 2020
Automatic early redemption:	If, on any determination period-end date (other than the final determination date), the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination period-end date. The securities will not be redeemed early if the closing level of either underlier is less than its initial underlier value on the related determination period-end date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.
Contingent quarterly payment:

•  If a coupon barrier event has not occurred during a determination period, we will pay a contingent quarterly payment of $25.375 (2.5375% of the stated principal amount) per security on the related contingent payment date with respect to that determination period.

•  If a coupon barrier event has occurred during a determination period, no contingent quarterly payment will be made with respect to that determination period.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•   If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) any contingent quarterly payment otherwise due

•   If the final underlier value of either underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worse performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$2,185,000	$2,185,000	$54,625	$2,130,375

(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $965.30 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Contingent Income Auto-Callable Securities due August 3, 2020

Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the EURO STOXX® Banks Index

Principal at Risk Securities

Terms continued from previous page:
Coupon barrier level:

With respect to the SX5E Index: 2,914.432, which is equal to 80% of its initial underlier value (rounded to three decimal places)

With respect to the SX7E Index: 114.440, which is equal to 80% of its initial underlier value (rounded to three decimal places)

Downside threshold level:

With respect to the SX5E Index: 2,550.128, which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the SX7E Index: 100.135, which is equal to 70% of its initial underlier value (rounded to three decimal places)

Coupon barrier event:	A coupon barrier event will occur with respect to a determination period if (i) the closing level of either underlier is less than its coupon barrier level on any scheduled trading day during that determination period and (ii) a market disruption event has not occurred with respect to that underlier on that day.
Initial underlier value:

With respect to the SX5E Index: 3,643.04, which is the closing level of that underlier on the pricing date

With respect to the SX7E Index: 143.05, which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worse performing underlier:	The underlier with the lower underlier performance factor
Determination periods:	There are ten quarterly determination periods. The first determination period will consist of each day from but excluding the pricing date to and including the first determination period-end date. Each subsequent determination period will consist of each day from but excluding a determination period-end date to and including the next following determination period-end date.
Determination period-end dates†:	April 30, 2018, July 30, 2018, October 29, 2018, January 29, 2019, April 29, 2019, July 29, 2019, October 29, 2019, January 29, 2020, April 29, 2020 and July 29, 2020. We also refer to the final determination period-end date, July 29, 2020, as the final determination date.
Contingent payment dates†:	May 3, 2018, August 2, 2018, November 1, 2018, February 1, 2019, May 2, 2019, August 1, 2019, November 1, 2019, February 3, 2020, May 5, 2020 and the maturity date
Closing level*:	With respect to each underlier, closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06744CTH4 / US06744CTH42
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

*	If an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, the calculation agent may select a successor underlier or, if no successor underlier is available, will calculate the value to be used as the closing level of that underlier. In addition, the calculation agent will calculate the value to be used as the closing level of an underlier in the event of certain changes in or modifications to that underlier. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.
†	Each determination period-end date may be postponed if that determination period-end date is not a scheduled trading day with respect to either underlier or if a market disruption event occurs with respect to either underlier on that determination period-end date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination period-end date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.

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Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

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Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due August 3, 2020 Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the EURO STOXX® Banks Index, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to $25.375 (2.5375% of the stated principal amount), with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing level of either underlier is less than 80% of its initial underlier value, which we refer to as a coupon barrier level, on any scheduled trading day during that determination period. The closing level of at least one of the underliers could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities.

If the closing level of each underlier is greater than or equal to its initial underlier value on any determination period-end date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent quarterly payments. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of either underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worse performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of either underlier.

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Principal at Risk Securities

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. The securities offer investors an opportunity to receive a contingent quarterly payment of $25.375 (2.5375% of the stated principal amount) with respect to each determination period if a coupon barrier event has not occurred during that determination period. In addition, the following scenarios reflect the potential payment on the securities, if any, upon an automatic early redemption or at maturity:

Scenario 1

On any determination period-end date (other than the final determination date), the closing level of each underlier is greater than or equal to its initial underlier value.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of either underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪  Investors will not participate in any appreciation of either underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level.

▪  The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worse performing underlier. In this case, at maturity, the securities pay less than 70% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worse performing underlier from its initial underlier value. For example, if the final underlier value of the worse performing underlier is 55% less than its initial underlier value, the securities will pay $450.00 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

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Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of either underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You understand that a coupon barrier event will occur with respect to a determination period if the closing level of either underlier is less than its coupon barrier level on any scheduled trading day during that determination period, and you are willing and able to accept the risk that, if a coupon barrier event occurs during a determination period, you will not receive any contingent quarterly payment for that determination period.

▪	You understand that the closing level of either underlier could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods, and you are willing and able to accept the risk that, if it is, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You are willing and able to forgo participation in any appreciation of either underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underliers, nor will you have any voting rights with respect to the securities composing the underliers.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of either underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You are unwilling or unable to accept the risk that, if the closing level of either underlier is less than its coupon barrier level on any scheduled trading day during a determination period, a coupon barrier event will occur with respect to that determination period and you will not receive any contingent quarterly payment for that determination period.

▪	You are unwilling or unable to accept that, if the closing level of either underlier is below its coupon barrier level on any scheduled trading day during most or all of the determination periods, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

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Principal at Risk Securities

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing level of each underlier on the scheduled trading days during the determination periods and on the final determination date.

Diagram #1: Determination Periods Prior to the Final Determination Period

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: 100.00
Hypothetical Coupon Barrier Levels:	With respect to each underlier: 80.000, which is 80% of its hypothetical initial underlier value
Hypothetical Downside Threshold Levels:	With respect to each underlier: 70.000, which is 70% of its hypothetical initial underlier value
Contingent Quarterly Payment:	$25.375 (2.5375% of the stated principal amount)
Stated Principal Amount:	$1,000 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier values, coupon barrier levels or downside threshold levels applicable to the securities. In particular, the hypothetical initial underlier value of 100.00 for each underlier used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value for either underlier. Please see “EURO STOXX 50® Index Overview” and “EURO STOXX® Banks Index Overview” below for recent actual values of the underliers. The actual initial underlier value and downside threshold level with respect to each underlier are set forth on the cover page of this document.

The examples below are based on the worse performing underlier during each determination period and on the final determination date, and assume that no market disruption event occurs with respect to either underlier during the term of the securities. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing level of either underlier will be on any scheduled trading day during any determination period. For purposes of the examples below, the “worse performing underlier” on any scheduled trading day during each determination period or on the final determination date will be the underlier with the larger percentage decline from its initial underlier value to its closing level on that scheduled trading day or the final determination date, as applicable.

In Examples 1 and 2, the closing level of each underlier is greater than or equal to its hypothetical initial underlier value of 100.00 on one of the determination period-end dates prior to the final determination date. Because the closing level of each underlier is greater than or equal to its initial underlier value on one of the determination period-end dates prior to the final determination date, the securities are automatically redeemed following the relevant determination period-end date. In Examples 3 and 4, the closing level of at least one of the underliers on the determination period-end dates prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Example 1
Determination Periods	Hypothetical Lower Closing Level of Worse Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Level of Worse Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	50.00	Yes	65.00	$0	N/A
#2	85.00	No	120.00	—*	$1,025.375
#3	N/A	N/A	N/A	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 1, the securities are automatically redeemed following the second determination period, as the closing level of each underlier on the second determination period-end date is greater than or equal to its initial underlier value. As a coupon barrier event did not occur during the related determination period, the early redemption payment you receive following the second determination period will include the contingent quarterly payment due with respect to that determination period, and the early redemption payment will be calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $25.375 = $1,025.375

In this example, the automatic early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worse performing underlier has appreciated from its initial underlier value as of the second determination period-end date, upon automatic early redemption you receive only $1,025.375 per security and do not benefit from the appreciation of either underlier.

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	Example 2
Determination Periods	Hypothetical Lower Closing Level of Worse Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Level of Worse Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	95.00	No	95.00	$25.375	N/A
#2	50.00	Yes	65.00	$0	N/A
#3	40.00	Yes	55.00	$0	N/A
#4	59.50	Yes	79.50	$0	N/A
#5	80.00	No	95.00	$25.375	N/A
#6	40.00	Yes	105.00	—*	$1,000.00
#7	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 2, the securities are automatically redeemed following the sixth determination period, as the closing level of each underlier on the sixth determination period-end date is greater than its initial underlier value. Because a coupon barrier event has not occurred during the first and fifth determination periods, you receive the contingent quarterly payment of $25.375 with respect to those determination periods. Because a coupon barrier event has occurred with respect to the sixth determination period, the early redemption payment you receive following the sixth determination period will not include any contingent quarterly payment with respect to that determination period, and the early redemption payment will be equal to the stated principal amount of $1,000. Moreover, because a coupon barrier event occurred with respect to the second, third and fourth determination periods, no contingent quarterly payment is made with respect to those determination periods.

In this example, the automatic early redemption feature limits the term of your investment to approximately 18 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

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Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worse performing underlier.

	Example 3
Determination Periods	Hypothetical Lower Closing Level of Worse Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Level of Worse Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	Yes	85.00	$0	N/A
#2	55.00	Yes	90.00	$0	N/A
#3	50.00	Yes	80.00	$0	N/A
#4	60.00	Yes	75.00	$0	N/A
#5	45.00	Yes	45.00	$0	N/A
#6	40.00	Yes	40.00	$0	N/A
#7	50.00	Yes	70.00	$0	N/A
#8	55.00	Yes	75.00	$0	N/A
#9	50.00	Yes	80.00	$0	N/A
Final Determination Period	50.00	Yes	50.00	$0	N/A
Payment at Maturity	$500.00

In Example 3, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing level of the other underlier on each scheduled trading day during the determination periods has appreciated or has not declined below its coupon barrier level. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing level of the worse performing underlier on the determination period-end date for that determination period is greater than its coupon barrier level. In addition, because the final underlier value of the worse performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing level of the worse performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($1,000 × underlier performance factor of the worse performing underlier)

= $1,000 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

= $1,000 × (50.00 / 100.00) = $500.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

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Principal at Risk Securities

	Example 4
Determination Periods	Hypothetical Lower Closing Level of Worse Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Level of Worse Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	Yes	90.00	$0	N/A
#2	55.00	Yes	60.00	$0	N/A
#3	50.00	Yes	85.00	$0	N/A
#4	60.00	Yes	80.00	$0	N/A
#5	45.00	Yes	85.00	$0	N/A
#6	40.00	Yes	90.00	$0	N/A
#7	55.00	Yes	75.00	$0	N/A
#8	50.00	Yes	70.00	$0	N/A
#9	55.00	Yes	65.00	$0	N/A
Final Determination Period	50.00	Yes	80.00	$0	N/A
Payment at Maturity	$1,000.00

In Example 4, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments with respect to any determination period even if the closing level of the other underlier on each scheduled trading day during the determination periods has appreciated or has not declined below its coupon barrier level. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing level of the worse performing underlier on the determination period-end date for that determination period is greater than its coupon barrier level. In addition, the closing level of the worse performing underlier decreases to a final underlier value of 80.00. Although the final underlier value of the worse performing underlier is less than its initial underlier value, because the final underlier value of the worse performing underlier is still not less than its downside threshold level, you receive the stated principal amount at maturity. However, because a coupon barrier event has occurred during the final determination period, you will not receive a contingent quarterly payment with respect to the final determination period.

In this example, although the final underlier value of the worse performing underlier represents a 20% decline from its initial underlier value, you receive the stated principal amount of $1,000 per security at maturity because the final underlier value of the worse performing underlier is not less than its downside threshold level.

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Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise).”

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of either underlier is less than its downside threshold level, you will be exposed to the decline in the closing level of the worse performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worse performing underlier. Under these circumstances, your payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly determination period if a coupon barrier event occurs on any scheduled trading day during that determination period with respect to either underlier. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a determination period only if a coupon barrier event has not occurred during that determination period. A coupon barrier event will occur if the closing level of either underlier is less than its coupon barrier level on any scheduled trading day during that determination period. If the closing level of at least one underlier is below its coupon barrier level on any scheduled trading day during a determination period (i.e., if a coupon barrier event has occurred during that determination period), you will not receive a contingent quarterly payment with respect to that determination period even if the closing level of the other underlier on each scheduled trading day during the determination periods has appreciated or has not declined below its coupon barrier level and even if each underlier closes above its coupon barrier level on the determination period end date for that determination period. Therefore, unless each underlier closes above its coupon barrier level on each scheduled trading day during a determination period, you will not receive any contingent quarterly payment for that determination period. The closing level of the worse performing underlier could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier. To receive a contingent quarterly payment with respect to a determination period, each underlier must close at or above its coupon barrier level on each scheduled trading day during that determination period. In addition, if the securities have not been automatically redeemed early and either underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worse performing underlier over the term of the securities on a 1-to-1 basis, even if the other underlier has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worse performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With two underliers, it is more likely that either underlier will close below its coupon barrier level on any scheduled trading day during any determination period than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments. In addition, because each underlier must close above its initial underlier value on a quarterly determination period-end date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination period-end date (other than the final determination date) than if the securities were linked to just one underlier. Further, with two underliers, it is more likely that either underlier will close below its downside threshold level on the final determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will suffer a significant loss on your investment.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the level of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of either underlier. You will not participate in any appreciation in the value of either underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worse performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worse performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination period during which a coupon barrier event has not occurred.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the levels of the underliers over a period of time. The contingent quarterly payment will be determined on the pricing date based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment will be higher than the fixed rate that we would pay on a conventional debt security of the same tenor and will be higher than it otherwise would have been had the expected volatility of the underliers, calculated as of the pricing date, been lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing level of that underlier will be less than its coupon barrier level during one or more determination periods and (b) the final underlier value of that underlier will be less than its downside threshold level.

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Accordingly, you should understand that a higher contingent quarterly payment will reflect, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination periods and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	The contingent quarterly payment is based on the closing level of each underlier throughout the determination periods. Whether the contingent quarterly payment will be made with respect to a determination period will be based on the closing level of each underlier on each scheduled trading day during that determination period. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a determination period until the end of that determination period. Moreover, because each contingent quarterly payment is based solely on the closing level of each underlier on any scheduled trading day during a determination period, if the closing level of either underlier on any scheduled trading day during a determination period is less than its coupon barrier level, you will not receive any contingent quarterly payment with respect to that determination period, even if the closing level of that underlier was higher on other days during that determination period.

▪	Investing in the securities is not equivalent to investing in either or both underliers or the securities composing the underliers. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	The equity securities included in the SX7E Index are concentrated in the banking industry. Each of the equity securities included in the SX7E Index has been issued by a company whose business is associated with the banking industry. Because the value of the securities is determined in part by the performance of the SX7E Index, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪	There are risks associated with investments in securities linked to the value of non-U.S. equity securities. The equity securities composing the underliers are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The securities do not provide direct exposure to fluctuations in exchange rates between the U.S. dollar and the euro. The underliers are composed of non-U.S. securities denominated in euros. Because the levels of the underliers are also calculated in euros (and not in U.S. dollars), the performance of the underliers will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the securities determined based on the performance of the underliers will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the securities will not benefit from any appreciation of the euro relative to the U.S. dollar.

▪	Adjustments to the underliers could adversely affect the value of the securities. The publisher of each underlier may discontinue or suspend calculation or publication of that underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, as a result, the coupon barrier levels, which are the levels at or above which the respective underliers must close on each scheduled trading day during a determination period in order for you to receive a contingent quarterly payment with respect to that determination period or, if the securities are not redeemed prior to maturity, the downside threshold levels, which are the levels at or above which the respective underliers must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worse performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on any scheduled trading day during the determination periods, on any determination period-end date or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether

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the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing level of either underlier has been, or is expected to be, below its coupon barrier level on any scheduled trading day during any determination period and whether the final underlier value of either underlier is expected to be below its downside threshold level;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the underliers trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “EURO STOXX® Banks Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

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▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; if an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, selecting a successor underlier or, if no successor underlier is available, determining any value necessary to calculate any payments on the securities; and calculating the value of an underlier on any date of determination in the event of certain changes in or modifications to that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

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▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

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EURO STOXX 50® Index Overview

The SX5E Index is composed of 50 component stocks of market leaders in terms of free-float market capitalization from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the SX5E Index. For more information about the SX5E Index, see “Indices—The EURO STOXX 50® Index” in the accompanying index supplement.

Information about the SX5E Index as of market close on January 29, 2018:

Bloomberg Ticker Symbol:	SX5E	52 Week High:	3,697.40
Current Closing Level:	3,643.04	52 Week Low:	3,230.68
52 Weeks Ago (1/30/2017):	3,262.72

The following table sets forth the published high, low and period-end closing levels of the SX5E Index for each quarter for the period of January 2, 2013 through January 29, 2018. The associated graph shows the closing levels of the SX5E Index for each day in the same period. The closing level of the SX5E Index on January 29, 2018 was 3,643.04. We obtained the closing levels of the SX5E Index from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX5E Index during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the SX5E Index will result in the return of any of your initial investment.

EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter (through January 29, 2018)	3,672.29	3,490.19	3,643.04

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SX5E Index Historical Performance* January 2, 2013 to January 29, 2018

* The dotted lines indicate the coupon barrier level and the downside threshold level of 80% and 70%, respectively, of the initial underlier value of the SX5E Index.

Past performance is not indicative of future results.

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EURO STOXX® Banks Index Overview

The SX7E Index is a free-float market capitalization index that includes the stocks composing the STOXX® Europe 600 Index issued by banking sector companies from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the SX7E Index. The STOXX® Europe 600 Index contains the 600 largest European stocks by free-float market capitalization. For more information about the SX7E Index, see “Annex—The EURO STOXX® Banks Index” below.

Information about the SX7E Index as of market close on January 29, 2018:

Bloomberg Ticker Symbol:	SX7E	52 Week High:	143.05
Current Closing Level:	143.05	52 Week Low:	111.98
52 Weeks Ago (1/30/2017):	119.56

The following table sets forth the published high, low and period-end closing levels of the SX7E Index for each quarter for the period of January 2, 2013 through January 29, 2018. The associated graph shows the closing levels of the SX7E Index for each day in the same period. The closing level of the SX7E Index on January 29, 2018 was 143.05. We obtained the closing levels of the SX7E Index from Bloomberg, without independent verification. Historical performance of the SX7E Index should not be taken as an indication of future performance. Future performance of the SX7E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX7E Index during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the SX7E Index will result in the return of any of your initial investment.

EURO STOXX® Banks Index	High	Low	Period End
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter	141.12	123.03	127.87
2016
First Quarter	125.04	89.65	101.38
Second Quarter	111.28	79.03	83.25
Third Quarter	99.11	78.37	92.54
Fourth Quarter	120.34	91.84	117.67
2017
First Quarter	127.52	111.98	127.52
Second Quarter	139.87	118.94	131.16
Third Quarter	139.91	127.83	138.38
Fourth Quarter	137.82	129.98	130.48
2018
First Quarter (through January 29, 2018)	143.05	130.59	143.05

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SX7E Index Historical Performance* January 2, 2013 to January 29, 2018

* The dotted lines indicate the coupon barrier level and the downside threshold level of 80% and 70%, respectively, of the initial underlier value of the SX7E Index.

Past performance is not indicative of future results.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination period-end date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is

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complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

We expect that delivery of the securities will be made against payment for the securities on the original issue date indicated on the cover of this document, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor

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means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.

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Annex—The EURO STOXX® Banks Index

We have derived all information contained in this document regarding the EURO STOXX® Banks Index (the “SX7E Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited. The SX7E Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the SX7E Index at any time.

The SX7E Index is calculated in euros and is reported by Bloomberg under the ticker symbol “SX7E.”

The SX7E Index was created by STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. Publication of the SX7E Index began on June 15, 1998, based on an initial value of 100 at December 31, 1991. The SX7E Index is disseminated on the STOXX Limited website: www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities composing the SX7E Index. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this document.

Index Composition

The SX7E Index includes stocks composing the STOXX® Europe 600 Index that have been issued by banking sector companies from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the SX7E Index. The SX7E Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index. The STOXX® Europe 600 Index contains the 600 largest European stocks by free float market capitalization. Each of the 19 EURO STOXX® Supersector indices contain the companies within the Eurozone subset of the STOXX® Europe 600 Index that fall within the relevant supersector, determined by reference to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE International Limited. The SX7E Index includes companies in the banks supersector, which tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions.

The composition of each of the EURO STOXX® Supersector indices is reviewed quarterly, based on the closing stock data on the last trading day of the month following the implementation of the last quarterly index review. The component stocks are announced on the fourth Tuesday of the month immediately prior to the review implementation month. Changes to the component stocks are implemented after the close on the third Friday in each of March, June, September and December and are effective the following trading day.

The STOXX® Europe 600 Index is also reviewed on an ongoing basis, and any changes affecting the STOXX® Europe 600 Index are also applied to the relevant EURO STOXX® Supersector index. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the STOXX® Europe 600 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

The free float factors and weighting cap factors for each component stock used to calculate the EURO STOXX® Supersector indices, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. All components of the SX7E Index are subject to a 30% cap for the largest company and a 15% cap for the second-largest company.

Index Calculation

The EURO STOXX® Supersector indices are calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating each EURO STOXX® Supersector index value at any time can be expressed as follows:

Index =	free float market capitalization of the relevant EURO STOXX® Supersector Index
Divisor

The “free float market capitalization of the relevant EURO STOXX® Supersector index” is equal to the sum of the products of the price, number of shares, free float factor and weighting cap factor for each component stock as of the time the relevant EURO STOXX® Supersector index is being calculated.

The divisor for each EURO STOXX® Supersector index is adjusted to maintain the continuity of that EURO STOXX® Supersector index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

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(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)
Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B)/ A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: unchanged	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend: Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(7) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(8) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(9) Spin-off Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

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Principal at Risk Securities

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) × (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(11) Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.	(12) Free float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

We have entered into a non-exclusive license agreement with STOXX Limited whereby we, in exchange for a fee, are permitted to use the SX7E Index in connection with certain securities, including the securities. The license agreement between STOXX Limited and us provides that the following language must be set forth herein:

STOXX Limited and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of the SX7E Index and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not:

•	sponsor, endorse, sell or promote the securities;

•	recommend that any person invest in the securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities;

•	have any responsibility or liability for the administration, management or marketing of the securities; or

•	consider the needs of the securities or the owners of the securities in determining, composing or calculating the SX7E Index or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the SX7E Index and the data included in the SX7E Index;

•	The accuracy or completeness of the SX7E Index and its data; or

•	The merchantability and the fitness for a particular purpose or use of the SX7E Index and its data.

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Contingent Income Auto-Callable Securities due August 3, 2020

Based on the Value of the Worse Performing of the EURO STOXX 50® Index and the EURO STOXX® Banks Index

Principal at Risk Securities

•	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in the SX7E Index or its data.

•	Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX Limited is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

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